Exhibit 99.2

SITE CENTERS CORP.

Important Notice Regarding the Availability of Materials

You are receiving this communication because you hold common shares in SITE Centers Corp. (“SITE Centers”). SITE Centers is making available informational materials regarding its spin-off of Curbline Properties Corp. (“Curbline”) for your review. These materials consist of the Curbline Information Statement.

This notice provides instructions on how to access the Curbline Information Statement, which is for informational purposes only. This notice is not a form for voting and presents only an overview of the materials SITE Centers is making available to you. SITE Centers is not asking you for a proxy and you are asked not to send a proxy.

We encourage you to access and review the Curbline Information Statement, which contains important information and is available, free of charge, on the Internet at www.proxydocs.com/SITC.

If you want to receive a paper copy of the Curbline Information Statement, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice.

THIS NOTICE WILL ENABLE YOU TO ACCESS

MATERIALS FOR INFORMATIONAL PURPOSES ONLY

Materials Available to VIEW or RECEIVE:

Curbline Properties Corp. Information Statement

How to View Online:

Visit: www.proxydocs.com/SITC.

How to Request and Receive a PAPER or E-MAIL Copy:*

If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY TELEPHONE:	1-877-225-5337
2) BY E-MAIL:	IR@sitecenters.com
3) BY MAIL:	SITE Centers Corp.
Attention: Investor Relations
3300 Enterprise Parkway
Beachwood, Ohio 44122

*	If requesting materials, please specify if you want a paper or e-mail copy and provide the mailing address or e-mail address to which the materials should be sent.

Requests, instructions and other inquiries sent to SITE Centers will NOT be forwarded to your investment advisor or SITE Centers’ transfer agent, Computershare.